Exhibit 1.1

UNDERWRITING AGREEMENT

[            ]

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

We (the “Managers”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that Comcast Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell $[        ] aggregate principal amount of [    ]% Notes Due [    ] (the “Offered Securities”). The Offered Securities are to be issued pursuant to the provisions of the Indenture, dated as of [            ] by and among the Company, the Guarantors and [    ], as trustee (the “Trustee”), as guaranteed on an unsecured and unsubordinated basis by NBCUniversal Media, LLC and Comcast Cable Communications, LLC (the “Guarantors”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate principal amount of the Offered Securities set forth below opposite their names at a purchase price of [    ]% plus accrued interest, if any, from [    ] to the date of payment and delivery (the “Purchase Price”).

Underwriter	Amount of Offered Securities To Be Purchased
[ ]	[	]
[ ]	[	]
[ ]	[	]

The Underwriters will pay for the Offered Securities upon delivery thereof with the closing to be held at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on [                    ], or at such other time, not later than 5:00 p.m. (New York time) on [                    ] as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

The Offered Securities shall have the terms set forth in the Prospectus dated [        ] (the “Prospectus”) and the Prospectus Supplement dated [            ] (the “Prospectus Supplement”), including the following:

Terms of Offered Securities:

Maturity Date: [            ]

Interest Rate: [            ]

Redemption Provisions: [            ]

Interest Payment Dates: [            ]

commencing [            ].

(Interest accrues from [            ])

Form and Denomination: [            ].

Ranking: [            ]

Other Terms: As set forth in the Prospectus Supplement.

Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of (i) [            ]; facsimile number [            ]; Attention: [            ], (ii) [            ]; facsimile number [            ]; or (b) if to the Company shall be delivered, mailed or sent via facsimile to One Comcast Center, Philadelphia, Pennsylvania 19103, facsimile number [            ], attention: [            ].

The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

Except as set forth below, all provisions contained in the document entitled Comcast Corporation Underwriting Agreement Standard Provisions (Debt Securities)) dated [        ], (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

2

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

[Name of Lead Managers]

On behalf of themselves and the other Underwriters named herein

By:

By:
Name:
Title:

By:

By:
Name:
Title:

Accepted:

COMCAST CORPORATION

By:
Name:
Title:

NBCUNIVERSAL MEDIA, LLC

By:	NBCUniversal, LLC, its sole member

By:
Name:
Title:

COMCAST CABLE COMMUNICATIONS, LLC

By:
Name:
Title:

SCHEDULE I

TIME OF SALE PROSPECTUS

1. Base Prospectus dated [            ] relating to the Offered Securities and included in the Registration Statement (File No. [            ])

2. Preliminary Prospectus Supplement dated [            ] relating to the Offered Securities

3. Final term sheet containing the final terms of the Offered Securities as set forth in Schedule II hereto and filed with the Commission under Rule 433

SCHEDULE II

FINAL TERM SHEET